Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Sheryl Gulizia

Synopsys, Inc.

650-584-8635

sgulizia@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2016

Q2 2016 Financial Highlights

•	Revenue: $605.0 million

•	GAAP earnings per share: $0.45

•	Non-GAAP earnings per share: $0.81

•	Operating cash flow: $222.4 million

MOUNTAIN VIEW, Calif. – May 18, 2016 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2016.

For the second quarter of fiscal year 2016, Synopsys reported revenue of $605.0 million, compared to $557.2 million for the second quarter of fiscal 2015, an increase of 8.6 percent.

“Our second fiscal quarter results were very strong. Consequently, we are increasing our annual revenue and operating cash flow targets, as well as raising the midpoint of our non-GAAP earnings per share guidance range,” said Aart de Geus, chairman and co-CEO of Synopsys. “In an environment where semiconductor companies are restructuring and in transition, and where system houses and software developers are grappling with growing code complexity and increased security vulnerabilities, Synopsys is executing very well. By balancing our investments for near-term customer success and long-term product differentiation, we continue to drive and deliver solid shareholder value.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2016 was $69.4 million, or $0.45 per share, compared to $55.6 million, or $0.35 per share, for the second quarter of fiscal 2015.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2016 was $125.6 million, or $0.81 per share, compared to non-GAAP net income of $107.6 million, or $0.68 per share, for the second quarter of fiscal 2015. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the third quarter and full fiscal year 2016. These targets do not include any impact of future acquisition-related activities or costs that may be incurred in fiscal year 2016. In fiscal year 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items.

These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal Year 2016 Targets:

•	Revenue: $595 million - $610 million

•	GAAP expenses: $517 million - $536 million

•	Non-GAAP expenses: $463 million - $473 million

•	Other income and expense: $0 - $2 million

•	Tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $0.42 - $0.51

•	Non-GAAP earnings per share: $0.72 - $0.75

Full Fiscal Year 2016 Targets:

•	Revenue: $2.360 billion - $2.400 billion

•	Other income and expense: $4 million - $6 million

•	Tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $1.67 - $1.79

•	Non-GAAP earnings per share: $2.95 - $3.00

•	Cash flow from operations: $510 million - $530 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, and (iv) other significant items, including restructuring charges and, in fiscal 2015, certain accruals for legal and tax matters. In fiscal 2015, the non-GAAP tax provision excluded the income tax effect of above-mentioned non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Second Quarter Fiscal Year 2016 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the period indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2016 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
GAAP net income	$69,376	$55,596	$129,411	$120,785
Adjustments:
Amortization of intangible assets	31,579	32,048	69,040	64,356
Stock compensation	23,459	20,283	46,472	40,864
Acquisition-related costs	1,941	3,472	5,813	4,184
Restructuring charges	894	—	2,987	15,336
Legal and tax matters	—	—	—	(1,519)
Tax adjustments (1)	(1,621)	(3,840)	(22,162)	(10,776)

Non-GAAP net income	$125,628	$107,559	$231,561	$233,230

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
GAAP net income per share	$0.45	$0.35	$0.84	$0.77
Adjustments:
Amortization of intangible assets	0.20	0.20	0.45	0.41
Stock compensation	0.15	0.13	0.29	0.26
Acquisition-related costs	0.01	0.02	0.03	0.03
Restructuring charges	0.01	—	0.02	0.10
Legal and tax matters	—	—	—	(0.01)
Tax adjustments (1)	(0.01)	(0.02)	(0.14)	(0.08)

Non-GAAP net income per share	$0.81	$0.68	$1.49	$1.48

Shares used in calculation	154,536	157,483	154,921	157,409

(1)	Fiscal 2016 tax adjustments reflect the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2016 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending July 31, 2016 (1)
	Low	High
Target GAAP expenses	$517,000	$536,000
Adjustments:
Estimated impact of amortization of intangible assets	(31,000)	(35,000)
Estimated impact of stock compensation	(23,000)	(28,000)

Target non-GAAP expenses	$463,000	$473,000

	Range for Three Months Ending July 31, 2016 (1)
	Low	High
Target GAAP earnings per share	$0.42	$0.51
Adjustments:
Estimated impact of amortization of intangible assets	0.23	0.20
Estimated impact of stock compensation	0.18	0.15
Estimated impact of tax adjustments (2)	(0.11)	(0.11)

Target non-GAAP earnings per share	$0.72	$0.75

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2016 Targets

	Range for Fiscal Year Ending October 31, 2016 (1)
	Low	High
Target GAAP earnings per share	$1.67	$1.79
Adjustments:
Estimated impact of amortization of intangible assets	0.87	0.83
Estimated impact of stock compensation	0.66	0.62
Acquisition-related costs	0.03	0.03
Estimated impact of restructuring	0.02	0.02
Estimated impact of tax adjustments (2)	(0.30)	(0.29)

Target non-GAAP earnings per share	$2.95	$3.00

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ third quarter and fiscal year end on July 30, 2016 and October 29, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.
(2)	Fiscal 2016 tax adjustments reflect the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 392961, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the third fiscal quarter in August 2016. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the third quarter fiscal year 2016 earnings call in August 2016, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal year 2016 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter fiscal 2016 in its quarterly report on Form 10-Q to be filed by June 9, 2016.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 16th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software quality and security solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results.” These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers; continued uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; changes in accounting principles or standards; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to protect our proprietary technology; application of the actual consolidated GAAP tax rate, or our decision to change our non-GAAP normalized tax rate, as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, tax law changes, actions by government authorities, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability; investments of more resources in research and development than anticipated; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; product errors or defects; litigation; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets and the change in the fair value of our non-qualified deferred compensation plan obligations; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and in its Form 10-Q for the fiscal quarter ended April 30, 2016 to be filed with the SEC. The information provided herein is as of May 18, 2016. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
Revenue:
Time-based license	$484,175	$447,844	$948,455	$878,870
Upfront license	58,163	44,313	101,600	90,793
Maintenance and service	62,667	65,047	123,554	129,584

Total revenue	605,005	557,204	1,173,609	1,099,247
Cost of revenue:
License	85,444	70,350	161,837	141,134
Maintenance and service	21,631	29,010	44,156	56,993
Amortization of intangible assets	24,555	25,612	55,081	51,478

Total cost of revenue	131,630	124,972	261,074	249,605

Gross margin	473,375	432,232	912,535	849,642
Operating expenses:
Research and development	216,172	188,315	412,877	369,925
Sales and marketing	120,926	120,579	243,546	226,748
General and administrative	41,553	40,975	81,250	77,329
Amortization of intangible assets	7,024	6,436	13,959	12,878
Restructuring charges	894	—	2,987	15,336

Total operating expenses	386,569	356,305	754,619	702,216

Operating income	86,806	75,927	157,916	147,426
Other income (expense), net	10,417	7,957	3,649	13,073

Income before income taxes	97,223	83,884	161,565	160,499
Provision (benefit) for income taxes	27,847	28,288	32,154	39,714

Net income	$69,376	$55,596	$129,411	$120,785

Net income per share:
Basic	$0.46	$0.36	$0.85	$0.78
Diluted	$0.45	$0.35	$0.84	$0.77

Shares used in computing per share amounts:
Basic	152,250	154,515	152,609	154,486

Diluted	154,536	157,483	154,921	157,409

(1)	Synopsys’ second quarter of fiscal year 2016 and 2015 ended on April 30, 2016 and May 2, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2016	October 31, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$827,946	$836,188
Short-term investments	131,976	128,747

Total cash, cash equivalents and short-term investments	959,922	964,935
Accounts receivable, net	299,076	385,694
Income taxes receivable and prepaid taxes	48,397	46,732
Prepaid and other current assets	95,802	71,446

Total current assets	1,403,197	1,468,807
Property and equipment, net	258,856	263,077
Goodwill	2,500,804	2,471,241
Intangible assets, net	320,076	363,659
Long-term prepaid taxes	17,480	18,736
Long-term deferred income taxes	282,393	273,909
Other long-term assets	182,457	186,310

Total assets	$4,965,263	$5,045,739

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$285,196	$385,542
Accrued income taxes	23,653	19,565
Deferred revenue	926,363	968,246
Short-term debt	250,000	205,000

Total current liabilities	1,485,212	1,578,353
Long-term accrued income taxes	34,471	37,763
Long-term deferred revenue	91,420	93,613
Other long-term liabilities	204,155	202,021

Total liabilities	1,815,258	1,911,750
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,255 and 155,157 shares outstanding, respectively	1,523	1,552
Capital in excess of par value	1,642,783	1,610,460
Retained earnings	1,838,704	1,725,727
Treasury stock, at cost: 5,009 and 2,107 shares, respectively	(229,942)	(98,375)
Accumulated other comprehensive income (loss)	(103,063)	(105,375)

Total stockholders’ equity	3,150,005	3,133,989

Total liabilities and stockholders’ equity	$4,965,263	$5,045,739

(1)	Synopsys’ second quarter of fiscal 2016 ended on April 30, 2016, and its fiscal year 2015 ended on October 31, 2015. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$129,411	$120,785
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	107,226	102,051
Stock compensation	46,472	40,864
Allowance for doubtful accounts	450	600
(Gain) loss on sale of investments	(10)	(17)
Excess tax benefits on stock-based awards	(920)	—
Deferred income taxes	(9,984)	27,636
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	93,619	(16,491)
Prepaid and other current assets	(23,208)	(34,584)
Other long-term assets	656	(13,359)
Accounts payable and accrued liabilities	(108,005)	(62,142)
Income taxes	4,409	(27,077)
Deferred revenue	(52,852)	(70,530)

Net cash provided by operating activities	187,264	67,736
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	75,570	17,721
Purchases of short-term investments	(79,079)	(154,744)
Proceeds from sales of long-term investments	1,785	—
Purchases of property and equipment	(28,900)	(43,979)
Cash paid for acquisitions and intangible assets, net of cash acquired	(46,100)	(2,303)
Capitalization of software development costs	(1,973)	(1,865)
Other	—	900

Net cash used in investing activities	(78,697)	(184,270)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	60,000	250,000
Repayment of debt	(15,000)	(105,424)
Issuances of common stock	36,783	54,006
Purchase of equity forward contract	(20,000)	(36,000)
Purchases of treasury stock	(180,000)	(144,000)
Excess tax benefits on stock-based awards	920	—
Other	(1,470)	(116)

Net cash provided by (used in) financing activities	(118,767)	18,466
Effect of exchange rate changes on cash and cash equivalents	1,958	(18,849)

Net change in cash and cash equivalents	(8,242)	(116,917)
Cash and cash equivalents, beginning of the year	836,188	985,762

Cash and cash equivalents, end of the period	$827,946	$868,845

(1)	Synopsys’ second quarter of fiscal year 2016 and 2015 ended on April 30, 2016 and May 2, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.